SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): May 4, 2001

                              FIRST ECOM.COM, INC.

               (Exact Name of Registrant as Specified in Charter)

           Nevada                    0-27753                  98-0206979
(State or Other Jurisdiction        (Commission              (IRS Employer
      of Incorporation)             File Number)             Identification No.)



19th Floor, 80 Gloucester Road, Wan Chai, Hong Kong          SAR
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code     (852) 2801-5181


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changes Since Last Report)

Item 9. Regulation FD Disclosure:

First Ecom.com Inc. & Gasco Energy Announce Merger Talks

New Company will have Significantly Increased Market Capitalization and Create Greater Shareholder Value

HONG KONG, May 7, 2001 - First Ecom.com, Inc. (NASDAQ: FECC, BSX: FECC, FECC
BH), a global provider of electronic payment processing solutions, today announced that it had entered into a memorandum of understanding with Gasco Energy, Inc., (NASD-OTC BB: GASE), a company that acquires and explores petroleum and natural gas properties in the United States, concerning a proposed merger of the companies.

The intended results of the merger, should the transactions proposed in the MOU complete, will result in First Ecom owning all of the outstanding shares of Gasco so that Gasco is wholly owned by First Ecom. As part of the proposed transaction, First Ecom will transfer all of its ecommerce assets to a separate company and distribute all of its holdings in this company to First Ecom's shareholders of record as of a date to be determined. At the conclusion the transactions, the survivor of the First Ecom - Gasco merger will have no interest in the new ecommerce company; the former shareholders of Gasco will own a majority of the merged company's shares; and the name of the merged company will be changed to a name that better reflects the business of exploring for and developing natural gas resources. The current shareholders of First Ecom will have shares in both the merged company and the new ecommerce company.

Consummation of the transactions outlined in the MOU are subject to the completion of satisfactory due diligence investigations by both First Ecom and Gasco, negotiating and executing a definitive agreement, and obtaining the necessary corporate and regulatory approvals.

"The directors believe that a merger between First Ecom and Gasco will be a positive step in the evolution of First Ecom," said Gregory Pek, president and co-CEO of First Ecom.com. "Gasco is a company with a strong management team, significant petroleum and natural gas leases, and a great future. In the current market environment, the board and management of First Ecom believe that we have to look beyond the horizons of the Internet and payment processing in order to fulfill our obligations to provide our shareholders with good value for their investment. This said, the electronic payment processing initiatives that we started will continue to be pursued by a new company and the shareholders of First Ecom will own shares directly in that company and the newly merged company. This will create new shareholder value for First Ecom shareholders.

Mr. Pek added, "As the merger talks are in an advanced stage we felt it prudent to sign an MOU and inform the market of the talks by issuing a press release. Should the merger proceed as planned, then First Ecom will issue new shares to Gasco shareholders. These new shares, combined with the existing shares of First Ecom, will create a company with a significant market capitalization."

About First Ecom.com

As a global provider of electronic payment processing, First Ecom.com provides secure, easy-to-implement and low-cost online payment processing services to banks and their merchants worldwide. Through strategic partnerships with banks, ISPs, e-commerce product suppliers, system integrators and storefront solution providers, First Ecom.com will process credit card transactions made over the Internet in multiple currencies, either domestically or offshore in a tax-neutral jurisdiction.

For more information, visit http://www.firstecom.com or contact First Ecom.com at +(852) 2801-5181 or by e-mail at info@firstecom.com.

About Gasco Energy

"Gasco Energy, Inc. is a US company trading on the NASD-OTC BB under the symbol GASE. Gasco Energy acquires and explores petroleum and natural gas properties in the United States. The Company currently holds interests in properties located in the Uinta region of northeastern Utah which are being developed pursuant to an agreement with Phillips Petroleum, as well as properties in California and the Rocky Mountain region."

For more information about Gasco please contact John Foulkes or Peter Forward toll free at 800-645-9254 or visit http://www.gascoenergy.com.


Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

================================================================================

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FIRST ECOM.COM, INC.
                                        ---------------------------
                                              (Registrant)

Date: May 10, 2001                      By /S/ Kenneth G.C. Telford
                                        ---------------------------
                                               (Signature)
                                        Kenneth G.C. Telford, Secretary and
                                        Chief Financial Officer